Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q4’14 RESULTS AND ANNOUNCES 10% INCREASE IN QUARTERLY DIVIDEND

Phoenix, AZ – February 12, 2015 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions, and third largest provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended December 31, 2014. Total revenues were $123.2 million and leasing revenues were $113.4 million, up from $106.8 million and $97.8 million, respectively, for the same period last year. The Company’s fourth quarter net income was $12.9 million, or $0.28 per diluted share, compared to net income of $12.0 million, or $0.26 per diluted share, respectively, for the fourth quarter of 2013. On an adjusted basis, fourth quarter net income was $17.0 million, or $0.37 per diluted share, compared to $12.8 million, or $0.28 per diluted share, respectively, for the fourth quarter of 2013. Adjusted EBITDA was $49.0 million and adjusted EBITDA margin was 39.8% for the fourth quarter of 2014.

On December 10, 2014, the Company completed the acquisition of Gulf Tanks Holdings, Inc., the parent company of Evergreen Tank Solutions (“ETS”), referred to herein as the ETS Acquisition. Assets and liabilities of ETS are included in the Company’s balance sheet as of December 31, 2014, and ETS operations are included in the consolidated results of operations from the acquisition date forward. In the discussion below, the Company’s container and office product offerings that existed prior to the ETS Acquisition are generally referred to as “portable storage,” and the acquired business is referred to as “specialty containment.”

Total revenues and leasing revenues in the portable storage business for the current quarter were $116.8 million and $108.0 million, respectively.

Dividend

The Company’s Board of Directors increased the Company’s first quarter 2015 cash dividend by 10% to 18.7 cents per share, as compared to the preceding period. The dividend will be paid on March 19, 2015 to shareholders of record on March 5, 2014.

Fourth Quarter 2014 Highlights

•	Successfully completed the ETS Acquisition, as well as a portable storage acquisition in the New York market.

•	Grew total company leasing revenues 16.0% year-over-year; 10.4% for the portable storage business.

•	Increased portable storage rental rates by 7.6% year-over-year and 2.0% sequentially, with new units delivered at a 6.5% higher rental rate than the prior year fourth quarter.

•	Increased adjusted EBITDA within the portable storage business by 13.9% to $46.1 million, from $40.5 million in the fourth quarter of 2013, while continuing to increase fleet units in rent-ready condition.

•	Within the portable storage business, expanded adjusted EBITDA margin to 39.4% from 37.9% in the prior year fourth quarter.

Full Year 2014 Highlights

•	Produced $104.8 million of free cash flow in 2014; $109.9 million excluding $5.1 million of costs related to acquisitions.

•	Increased portable storage yield by 10.5% over the prior year.

•	Executed on our geographic expansion strategy with eight portable storage acquisitions.

Mobile Mini, Inc. News Release February 12, 2014	Page 2

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “During 2014 we re-aligned our strategies to stabilize the business, grow revenues and increase profit. The strong fourth quarter and full-year results demonstrate that our approach is working. I am very pleased with the expansion of our adjusted EBITDA margins in the fourth quarter, as well as the momentum we have generated on portable storage pricing, which increased an impressive 7.6% compared to the prior year fourth quarter. I am also excited about the completion of the ETS Acquisition in the fourth quarter, which gives Mobile Mini an additional platform for growth in revenues and profits.”

Mr. Olsson continued, “Excluding acquisition costs, our $109.9 million of free cash flow is the highest ever generated by Mobile Mini. In addition to reinvesting in the business during 2014, we returned more than $56 million to our shareholders through quarterly dividends and repurchased treasury shares. Our consistent delivery of robust free cash flow has enabled us to create and return shareholder value through these multiple channels. We expect to continue these programs and, in addition to raising our quarterly dividend amount, have purchased $15.0 million in treasury shares already in 2015. Although we still have room for improvement, including continued investment in repairs and maintenance, we have executed our strategies well throughout 2014 and I believe we are well positioned for an even stronger 2015,” Mr. Olsson concluded.

Conference Call

Mobile Mini will host a conference call today, Thursday, February 12, 2015 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of approximately 213,500 portable storage containers and office units with 136 locations in the U.S., United Kingdom, and Canada. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also the third largest provider of specialty containment solutions in the U.S., with a lease fleet of approximately 10,600 units and 24 locations. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our ability to execute our strategic plan, growth and profitability, financial performance, margin expansion, ability to enter new markets, free cash flow, and positioning for 2015, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc. News Release February 12, 2014	Page 3

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands except per share data)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
Revenues:
Leasing	$113,443	$—	$113,443	$97,820	$—	$97,820
Sales	7,824	—	7,824	8,246	—	8,246
Other	1,948	—	1,948	733	—	733

Total revenues	123,215	—	123,215	106,799	—	106,799

Costs and expenses:
Cost of sales	5,813	—	5,813	5,472	—	5,472
Leasing, selling and general expenses (2)	76,554	(4,994)	71,560	64,809	(4)	64,805
Restructuring expenses (3)	633	(633)	—	349	(349)	—
Asset impairment recovery, net (4)	—	—	—	(784)	784	—
Depreciation and amortization	11,414	—	11,414	8,993	—	8,993

Total costs and expenses	94,414	(5,627)	88,787	78,839	431	79,270

Income from operations	28,801	5,627	34,428	27,960	(431)	27,529
Other income (expense):
Interest income	—	—	—	1	—	1
Interest expense	(7,538)	—	(7,538)	(7,151)	—	(7,151)
Foreign currency exchange	—	—	—	(1)	—	(1)

Income from continuing operations before income tax provision	21,263	5,627	26,890	20,809	(431)	20,378
Income tax provision	8,400	1,465	9,865	7,717	(166)	7,551

Income from continuing operations	12,863	4,162	17,025	13,092	(265)	12,827
Loss from discontinued operation, net of tax (5)	—	—	—	(1,134)	1,134	—

Net income	$12,863	$4,162	$17,025	$11,958	$869	$12,827

EBITDA	$40,215		$49,035	$36,953		$40,455
EBITDA as a percentage of total revenues	32.6%		39.8%	34.6%		37.9%
Earnings per share:
Basic:
Income from continuing operations	$0.28	$0.09	$0.37	$0.29	$(0.01)	$0.28
Loss from discontinued operation	—	—	—	(0.03)	0.03	—

Net income	$0.28	$0.09	$0.37	$0.26	$0.02	$0.28

Diluted:
Income from continuing operations	$0.28	$0.09	$0.37	$0.28	$—	$0.28
Loss from discontinued operation	—	—	—	(0.02)	0.02	—

Net income	$0.28	$0.09	$0.37	$0.26	$0.02	$0.28

Weighted average number of common and common share equivalents outstanding:
Basic	45,724			45,736
Diluted	46,365			46,461

(1)	Adjusted balance excludes certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation.
(2)	Costs directly related to acquisition activities.
(3)	Costs relating primarily to the restructuring of our operations.
(4)	Gain upon the completion of sale (offset by losses upon completion of sale) of certain assets written down to fair value in the second quarter of 2013.
(5)	Operations related to our Netherlands operation which was sold in December 2013.

Mobile Mini, Inc. News Release February 12, 2014	Page 4

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited, except as indicated)

(in thousands except per share data)

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
				(audited)
Revenues:
Leasing	$410,362	$—	$410,362	$366,286	$—	$366,286
Sales	31,585	—	31,585	38,051	—	38,051
Other	3,527	—	3,527	2,149	—	2,149

Total revenues	445,474	—	445,474	406,486	—	406,486

Costs and expenses:
Cost of sales	21,944	—	21,944	25,413	—	25,413
Leasing, selling and general expenses (2)	280,948	(5,070)	275,878	237,567	(4)	237,563
Restructuring expenses (3)	3,542	(3,542)	—	2,402	(2,402)	—
Asset impairment recovery, net (4)	557	(557)	—	38,705	(38,705)	—
Depreciation and amortization	39,334	—	39,334	35,432	—	35,432

Total costs and expenses	346,325	(9,169)	337,156	339,519	(41,111)	298,408

Income from operations	99,149	9,169	108,318	66,967	41,111	108,078
Other income (expense):
Interest income	—	—	—	1	—	1
Interest expense	(28,729)	—	(28,729)	(29,467)	—	(29,467)
Foreign currency exchange	(1)	—	(1)	(2)	—	(2)

Income from continuing operations before income tax provision	70,419	9,169	79,588	37,499	41,111	78,610
Income tax provision (5)	26,033	2,505	28,538	12,275	16,429	28,704

Income from continuing operations	44,386	6,664	51,050	25,224	24,682	49,906
Loss from discontinued operation, net of tax (6)	—	—	—	(1,302)	1,302	—

Net income	$44,386	$6,664	$51,050	$23,922	$25,984	$49,906

EBITDA	$138,482		$162,141	$102,398		$157,465
EBITDA as a percentage of total revenues	31.1%		36.4%	25.2%		38.7%
Earnings per share:
Basic:
Income from continuing operations	$0.96	$0.15	$1.11	$0.55	$0.55	$1.10
Loss from discontinued operation	—	—	—	(0.02)	0.02	—

Net income	$0.96	$0.15	$1.11	$0.53	$0.57	$1.10

Diluted:
Income from continuing operations	$0.95	$0.14	$1.09	$0.55	$0.53	$1.08
Loss from discontinued operation	—	—	—	(0.03)	0.03	—

Net income	$0.95	$0.14	$1.09	$0.52	$0.56	$1.08

Weighted average number of common and common share equivalents outstanding:
Basic	46,026			45,481
Diluted	46,725			46,096

(1)	Adjusted balance excludes certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation.
(2)	Costs directly related to acquisition activities.
(3)	Costs relating primarily to the restructuring of our operations.
(4)	In 2014, the adjustment represents losses upon the completion of sale (offset by gains upon completion of sale) of certain assets written down to fair value in the second quarter of 2013. In 2013 the adjustment represents impairment charges (offset by gains and additional losses upon the subsequent completion of sale) primarily for the write-down of certain assets to fair value during the second quarter of 2013.
(5)	In 2013, includes an income tax benefit of $1.9 million related to the statutory corporate income tax rate reduction in the United Kingdom.
(6)	Operations related to our Netherlands operation which was sold in December 2013.

Mobile Mini, Inc. News Release February 12, 2014	Page 5

Mobile Mini, Inc.

Operating Data

(Unaudited)

	December 31,
	2014	2013
As of December 31:
Number of portable storage locations	136	136
Number of specialty containment locations	24	—
Portable Storage lease fleet units	213,546	212,898
Specialty Containment lease fleet units	10,633	—
Utilization:
Portable Storage - three months ended December 31	72.8%	72.8%
Portable Storage - twelve months ended December 31	68.6%	65.8%

Mobile Mini, Inc. News Release February 12, 2014	Page 6

Mobile Mini, Inc.

Product Line Information - Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended December 31, 2014			Twelve Months Ended December 31, 2014
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Leasing	$108,020	$5,423	$113,443	$404,939	$5,423	$410,362
Sales	7,661	163	7,824	31,422	163	31,585
Other	1,102	846	1,948	2,681	846	3,527

Total revenues	116,783	6,432	123,215	439,042	6,432	445,474

Costs and expenses:
Cost of sales	5,707	106	5,813	21,838	106	21,944
Leasing, selling and general expenses	68,206	3,354	71,560	272,524	3,354	275,878
Depreciation and amortization	9,540	1,874	11,414	37,460	1,874	39,334

Total costs and expenses	83,453	5,334	88,787	331,822	5,334	337,156

Income from operations	$33,330	$1,098	$34,428	$107,220	$1,098	$108,318

Adjusted EBITDA	$46,063	$2,972	$49,035	$159,169	$2,972	$162,141
Adjusted EBITDA Margin	39.4%	46.2%	39.8%	36.3%	46.2%	36.4%
Free cash flow	$26,163	$(2,302)	$23,861	$107,121	$(2,302)	$104,819

(1)	Adjusted amounts exclude certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation. See additional information regarding the adjusted balances on the previous pages of this news release. All adjustments relate to the portable storage business.

Mobile Mini, Inc. News Release February 12, 2014	Page 7

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2014	2013
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$3,739	$1,256
Receivables, net	81,031	53,104
Inventories	16,736	18,744
Lease fleet, net	1,087,056	979,276
Property, plant and equipment, net	113,175	85,153
Assets held for sale	—	980
Deposits and prepaid expenses	8,586	6,116
Deferred financing costs and other assets	8,858	10,977
Intangibles, net	78,385	2,546
Goodwill	705,608	519,222

Total assets	$2,103,174	$1,677,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$22,933	$18,862
Accrued liabilities	63,727	65,308
Lines of credit	705,518	319,314
Obligations under capital leases	24,918	8,781
Senior Notes	200,000	200,000
Deferred income taxes	231,547	209,565

Total liabilities	1,248,643	821,830

Stockholders’ equity:
Common stock	490	488
Additional paid-in capital	569,083	550,387
Retained earnings	380,504	359,778
Accumulated other comprehensive loss	(29,870)	(15,440)
Treasury stock	(65,676)	(39,669)

Total stockholders’ equity	854,531	855,544

Total liabilities and stockholders’ equity	$2,103,174	$1,677,374

Mobile Mini, Inc. News Release February 12, 2014	Page 8

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2014	2013
	(unaudited)	(audited)
Cash Flows from Operating Activities:
Net income	$44,386	$23,922
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment charge, net	557	38,217
Provision for doubtful accounts	2,778	2,160
Amortization of deferred financing costs	2,829	2,811
Amortization of long-term liabilities	88	169
Share-based compensation expense	15,071	14,714
Depreciation and amortization	39,334	35,626
Loss on disposal of discontinued operation	—	1,948
Gain on sale of lease fleet	(5,732)	(9,682)
Loss on disposal of property, plant and equipment	348	247
Deferred income taxes	25,424	11,012
Tax shortfall on equity award transactions	(15)	(837)
Foreign currency transaction loss	1	1
Changes in certain assets and liabilities, net of effect of businesses acquired	(4,444)	(4,197)

Net cash provided by operating activities	120,625	116,111

Cash Flows from Investing Activities:
Proceeds from sale of discontinued operation	—	677
Cash paid for businesses acquired, net of cash acquired	(430,946)	—
Additions to lease fleet, excluding acquisitions	(27,279)	(28,826)
Proceeds from sale of lease fleet units	23,053	35,951
Additions to property, plant and equipment	(15,779)	(15,792)
Proceeds from sale of property, plant and equipment	4,199	1,970

Net cash used in investing activities	(446,752)	(6,020)

Cash Flows from Financing Activities:
Net borrowings (payments) under lines of credit	386,204	(123,076)
Deferred financing costs	(719)	—
Principal payments on notes payable	—	(310)
Principal payments on capital lease obligations	(1,956)	(408)
Issuance of common stock	3,642	13,818
Dividend payments	(31,384)	—
Purchase of treasury stock	(26,007)	(369)

Net cash provided by (used) in financing activities	329,780	(110,345)
Effect of exchange rate changes on cash	(1,170)	(427)

Net increase (decrease) in cash	2,483	(681)
Cash and cash equivalents at beginning of period	1,256	1,937

Cash and cash equivalents at end of period	$3,739	$1,256

Equipment acquired through capital lease obligations	$16,508	$8,547

Mobile Mini, Inc. News Release February 12, 2014	Page 9

Discontinued Operation

The sale of our Netherlands operation in 2013 is reflected in the financial data herein as a discontinued operation.

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these measurements to the most directly comparable GAAP financial measures are as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income	$12,863	$11,958	$44,386	$23,922
Loss from discontinued operation, net of tax	—	1,134	—	1,302
Interest expense	7,538	7,151	28,729	29,467
Provision for income taxes	8,400	7,717	26,033	12,275
Depreciation and amortization	11,414	8,993	39,334	35,432

EBITDA	40,215	36,953	138,482	102,398
Share-based compensation expense	3,193	3,933	14,490	13,956
Restructuring expenses	633	349	3,542	2,402
Acquisition and other expenses	4,994	4	5,070	4
Asset impairment charge, net	—	(784)	557	38,705

Adjusted EBITDA	$49,035	$40,455	$162,141	$157,465

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$32,867	$30,637	$120,625	$116,111
Discontinued operation	—	712	—	732
Interest paid	10,065	10,174	24,559	25,947
Income and franchise taxes paid	158	152	1,103	1,114
Share-based compensation expense	(3,498)	(3,945)	(15,071)	(14,714)
Asset impairments, net of recoveries	—	736	(557)	(38,217)
Loss on disposal of discontinued operation	—	(1,948)	—	(1,948)
Gain on sale of lease fleet	1,236	1,984	5,732	9,682
Loss on disposal of property, plant and equipment	(529)	(303)	(348)	(247)
Changes in other assets and liabilities, net of effect of businesses acquired	(84)	(1,246)	2,439	3,938

EBITDA	$40,215	$36,953	$138,482	$102,398

Mobile Mini, Inc. News Release February 12, 2014	Page 10

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$32,867	$30,637	$120,625	$116,111
Additions to lease fleet, excluding acquisitions	(10,969)	(5,215)	(27,279)	(28,826)
Proceeds from sale of lease fleet units	5,240	10,540	23,053	35,951
Additions to property, plant and equipment, excluding acquisitions	(4,102)	(5,141)	(15,779)	(15,792)
Proceeds from sale of property, plant and equipment	825	957	4,199	1,970

Net capital (expenditures) proceeds, excluding acquisitions	(9,006)	1,141	(15,806)	(6,697)

Free cash flow	$23,861	$31,778	$104,819	$109,414

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operation, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, as well as transactions that management believes are not indicative of our ongoing business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that they provide an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA divided by total revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Earlier in this release, we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of net income to EBITDA and adjusted EBITDA, net cash provided by operating activities to EBTIDA and net cash provided by operating activities to free cash flow.